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                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004
                            _______________________
                                    FORM 8-K
                            _______________________

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF SECURITIES AND EXCHANGE ACT OF 1934*


         Date of Report (Date of earliest event reported) May 27, 1997
                                                          ------------

                             _____________________

                           SDW HOLDINGS CORPORATION
            (Exact name of registrant as specified in its charter)
                             _____________________


   Delaware                  033-88496-01                 13-3795926
---------------           -----------------            ----------------
(State or Other              (Commission       (IRS Employer Identification No.)
Jurisdiction of              File Number)
 Incorporation)



   2700 Westchester Avenue                                10577-2544
        Purchase, NY                                ---------------------
-------------------------------                           (Zip Code)
(Address of Principal Executive
          Offices)


                                (914) 696-0021
                                --------------
             (Registrant's telephone number, including area code)


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Item 5.  Other Events.

     On May 27, 1997, Sappi Limited ("Sappi") acquired the minority common equity interests in SDW Holdings Corporation (the "Company") held by DLJ Merchant Banking Partners, L.P.; DLJ International Partners, C.V.; DLJ Offshore Partners, C.V.; DLJ Merchant Banking Funding, Inc.; DLJ First ESC L.L.C.; and UBS Capital L.L.C. These interests together represent approximately 22% of the common equity of the Company on a fully-diluted basis. Sappi has purchased the interests at a price of $17.75 per share of common stock. The Company owns all the outstanding common stock of S.D. Warren Company.

     Following the acquisition, Sappi owns over 97% of the common equity of the Company on a fully-diluted basis. Sappi has agreed to use reasonable efforts to acquire the remaining common equity interests in the Company within 120 days of the closing of the above acquisition. Based on current circumstances, it is expected that the acquisition of such minority interests would be made for cash at a substantially similar price. A copy of the Company's press release dated May 28, 1997, is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.

     (99) - Press Release of SDW Holdings Corporation dated May 28, 1997.

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                                   SIGNATURE
                                   ---------

     The registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 28, 1997.


                                         SDW HOLDINGS CORPORATION


                                         By: /s/ William E. Hewitt
                                             --------------------------
                                             Name:  William E. Hewitt
                                             Title:  Vice President

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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.                    Description                      Page
-----------                    -----------                      ----

   99          Press Release of SDW Holdings Corporation          1
                dated May 28, 1997

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